RECISION AGREEMENT



     THIS AGREEMENT made May 25th, 2001, by and among OmniNet Media.com, Inc., a Nevada Corporation, with its principal office at 3140 Venture Drive, Las Vegas, NV 89101 ("OMNI"), and the prior majority Shareholders of U.S./Ace Security Laminates, Inc. a Delaware corporation, (hereinafter) 'USACE'. Ace Security Laminates International, Inc. (hereinafter) ("ACEINT") ACEINT and/or its assignees shares were issued by Alpha-Tech Stock Transfer Co.("Transfer Agent"), OMNI's transfer agent,


Whereas the parties hereto are parties to a Business Combination Agreement dated June 5th, 2000, all other agreements between the parties having been previously cancelled; and

     Whereas OMNI and USACE each wished to terminate the Business Combination Agreement and to provide for the recision of the transaction between the parties; and

     Whereas OMNI owns 2,740,960 shares of USACE's common stock, which together constitute 75.72% of US/ACE's issued and outstanding shares of capital stock, as the result of the Business Combination Agreement; and

     Whereas Ace Security Laminates International, Inc. (ACEINT) and/or its Assignees are the owners of 964,489 shares of OMNIs' common stock, which constitutes 2.28% of OMNIs' issued and outstanding shares of capital stock, as a result of the Business Combination Agreement, and

     Whereas ACEINT, and OMNI has concurrently herewith executed an indemnification agreement in the form annexed hereto (the "Indemnification Agreement") which is a part of this entire agreement, in order to enhance the other parties' cooperation to enter into this Agreement.


     Now, therefore, in consideration of the promises and of the mutual covenants and undertakings of the parties, the parties do hereby agree as follows:

     1. Prior agreement terminated. The Business Combination Agreement is hereby terminated effective the date of this Agreement and of no further force and effect.

     2. Recision. OMNI hereby reissues and delivers to USACE 1,928,978 shares of USACE which represents a 2 (Two) for 1 (One) stock split as defined in the Business Combination Agreement on June 5, 2000, item.USACE,agrees that upon receiving these shares they will re-issue the 1,928,978 shares directly to "ACEINT". OMNI accepts and cancels ACEINTs' 964,489 shares in OMNI.


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     3.     Treatment of shares;  Simultaneously with the execution hereof,
ACEINT will deliver the 964,489 shares in OMNI, and OMNI shall have the Transfer Agent cancel those shares for OMNI, from its books and records.

     4. Warranties of ACEINT. ACEINT represents and warrants that the 964,489 shares of OMNI they are delivering back to OMNI are free and clear of all liens and encumbrances of any nature whatsoever.

     5. Notices. All notices and other communications hereunder shall be deemed to have been duly given if mailed as provided in the applicable paragraph hereof as follows:

(a)                     OmniNet Media.com, Inc.
                                    3140 Venture Drive
                              Las Vegas, Nevada  89101
                              702-641-5030

(b)                     Ace Security Laminates International
                                    St. George House
                              31A street
                              Georges Rd., Leyton, London, E105RH

(c)                     U.S./Ace Security Laminates, Inc.
                                    1750 E. Ocean Blvd. #1112
                                    Long Beach, CA  90802

(d)                    Alpha Tech Stock Transfer
                                    909 E. Spiers Lane
                              Draper, UT  84020

all parties, may change their respective addresses for purposes of this paragraph by giving written notice by registered or certified mail to the other parties in this paragraph.

     6. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7. Governing law. This Agreement shall be deemed to be made in the State of Nevada and shall be governed by the laws thereof.

     8. Binding effect. This Agreement shall be binding and conclusive upon and inure to the benefit of the receptive parties and their successors, heirs, assigns, executors, administrators, and legal representatives.

     9. Modification. This Agreement shall not be modified on less in writing and signed by all of the parties hereto in the same manner as this Agreement is executed.

     10. Entire agreement. This Agreement supersedes all agreements previously made between the parties hereto relating to its subject matter. There are no other understandings or agreements between them.
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     11.     Non-waiver.  No delay or failure by either party to exercise any right under this Agreement, and no partial or singular exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     12. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

     IN WITNESS THEREOF, the parties have executed this Agreement the date and year first above written.


OmniNet Media.com, Inc.                    U.S./Ace Security Laminates, Inc.
A Nevada Corporation.                    A Delaware Corporation.



/s/ Don Steffens                          /s/ James Graves
Don Steffens, President                    James Graves, Secretary
Director                               Director
(Duly Authorized)


Ace Security Laminates International, Inc.,

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